UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2012

Icahn Enterprises L.P.

 (Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 18, 2012, IEP Energy LLC (“IEP Energy”), an indirect subsidiary of Icahn Enterprises L.P. (the “Company”), and each of the other parties listed on the signature pages thereto, each of whom is an affiliate of the Company (collectively with IEP Energy, the “IEP Parties”), entered into a Transaction Agreement (the “Transaction Agreement”) with CVR Energy, Inc. (“CVR”), with respect to IEP Energy’s tender offer (the “Offer”) to purchase all of the issued and outstanding shares of CVR’s common stock (the “Shares”) for a price of $30 per Share in cash, without interest, less any applicable withholding taxes, plus one non-transferable contingent cash payment right for each Share (the “CCP”), which represents the contractual right to receive an additional cash payment per Share if a definitive agreement for the sale of CVR is executed within fifteen months following the expiration of the Offer and such transaction closes.

The Offer expired at 11:59 p.m., New York City time, on May 4, 2012. On May 7, 2012, the Company announced the results of the Offer. A total of 48,112,317 Shares were validly tendered for $30 per share plus a contingent value right. As all of the terms and conditions of the offer have been satisfied, the IEP Parties have accepted for payment all of the tendered shares, which represent approximately 63% of the outstanding Shares held by shareholders unaffiliated with the IEP Parties. Following the purchase of these Shares, the IEP Parties will own approximately 69% of the outstanding Shares.

Pursuant to the terms of the Transaction Agreement, on May 7, 2012, all but two of nine of the current members of the board of directors of CVR have resigned and been replaced by seven directors designated by IEP Energy.

The subsequent offering period for the Offer has commenced and will expire at 11:59 p.m., New York City time, on May 18, 2012. During the subsequent offering period, holders of Shares who did not tender their Shares during the initial offer period may tender their Shares and receive the same consideration of $30 per Share plus a contingent value right.

The foregoing description of the Transaction Agreement and the Offer is not complete and is qualified in its entirety by reference to the information set forth in Item 1.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2012 and the Transaction Agreement, which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2012, which is incorporated herein by reference.

A copy of the press release issued with respect to the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

The financial statements required by this Item are not being filed herewith. To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item is not being filed herewith. To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Icahn Enterprises L.P., dated May 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc. its general partner

	By:	/s/ Peter Reck
Peter Reck Chief Accounting Officer

Date:  May 7, 2012